Exhibit 10.1
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                                 REMOTEMDX, INC.

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of November 9, 2006, is entered into by and between RemoteMDx, Inc., a Utah corporation (the "Company") and VATAS Holding GmbH, a German limited liability company (the "Purchaser"). In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1. Authorization; Sale of Shares; Issuance of Warrants.

              1.1 Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the sale and issuance in this offering, pursuant to the terms of this Agreement, a maximum of 3,000,000 shares of the Company's Common Stock (the "Shares") and warrants to purchase up to an additional 7,000,000 shares of the Company's Common Stock (the "Warrants," and together with the Shares, the "Securities").

              1.2 Sale of Shares and Warrants. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.2), the Company will sell and issue to the Purchaser, and the Purchaser will purchase, Three Million (3,000,000) Shares for the purchase price of $2.00 per share (the "Purchase Price"). As additional inducement to the Purchaser to purchase the Shares, at the Closing, the Company will issue a Warrant to purchase up to an additional Seven Million (7,000,000) shares of Common Stock, in substantially the form set forth in Exhibit A hereto.

              1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares and the exercise of the Warrants for product development and other general corporate purposes.

         2. Closing.

              2.1 The Closing. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the sale and purchase of the Securities under this Agreement shall take place on the date of this Agreement (the " Closing Date"). At the Closing:

                     (a) The Company shall deliver to the Purchaser the Disclosure Schedule (as defined in Section 3);

                     (b) The Company shall deliver to the Purchaser a certificate, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Secretary of State of the State of Utah;

                     (c) The Company shall deliver to the Purchaser a copy of the Articles of Incorporation of the Company, as amended and in effect as of the Closing Date (including the Designation of Rights), certified by the Secretary of State of the State of Utah;

                     (d) The Company shall deliver to the Purchaser a Certificate of the Secretary of the Company attesting as to (i) the Articles of Incorporation and By-laws of the Company; (ii) the signatures and titles of the officers of the Company executing this Agreement or any of the other agreements to be executed and delivered by the Company at the Closing; and (iii) resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby;

                     (e) The Company shall deliver to the Purchaser an opinion from the Company's legal counsel pursuant to Section 3.21;


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                     (f) The Company shall deliver to the Purchaser a
certificate for the Shares registered in the name of such Purchaser;

                     (g) The Company shall deliver to the Purchaser the Warrant; and

                     (h) The Purchaser shall pay to the Company, by wire transfer of immediately available funds, the Purchase Price for the Shares being purchased. The Closing shall not be deemed to occur, and all such payments by any Purchaser shall be deemed to be held in escrow, until the Purchaser shall have tendered to the Company the payments of the Purchase Price.

         3. Representations of the Company. Except as disclosed by the Company in a written Disclosure Schedule provided by the Company to the Purchasers dated the date hereof (the "Disclosure Schedule"), the Company hereby represents and warrants to the Purchaser that the statements contained in this Section 3 are complete and accurate as of the date of this Agreement. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify only the corresponding section or subsection of this Section 3, unless otherwise specified.

              3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Closing pursuant to Section 2 (the "Ancillary Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect"). The Company has furnished to the Purchaser complete and accurate copies of its Articles of Incorporation and By-laws, each as amended to date and presently in effect. The Company has at all times complied with all provisions of its Articles of Incorporation and By-laws and is not in default under, or in violation of, any such provisions.

              3.2 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

              3.3 Capitalization.

                     (a) The authorized capital stock of the Company (immediately prior to the Closing) consists of (i) 175,000,000 shares of Common Stock, $.0001 par value per share, of which, as of October 10, 2006, approximately 80,287,000 shares are issued and outstanding and no shares are held in the treasury of the Company, and (ii) 20,000,000 shares of Preferred Stock, $.0001 par value per share, of which 40,000 shares have been designated as Series A Preferred and, as of October 10, 2006, 15,050 of which are issued or outstanding; 2,000,000 which have been designated as Series B Preferred and, as of October 10, 2006, approximately 53,400 of which are outstanding; and 7,383,929 shares have been designated as Series C Preferred, 5,357,143 of which are issued or outstanding. All issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and has been issued in compliance with all federal and state securities laws.

                     (b) Except as set forth in this Section 3.3 or the Disclosure Schedule, (i) no subscription, warrant, option, convertible security


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or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, and there are no statutory or contractual stockholders' preemptive rights or rights of refusal with respect to the issuance of the Shares, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

                     (c) At no time shall the Company reprice any of its employee or director stock options outstanding from time to time, except (i) as required by law or judicial process or (ii) in accordance with the terms and provisions thereof pursuant to antidilution rights or otherwise.

              3.4 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been reserved for issuance by the Board of Directors. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions imposed or created under this Agreement or the Ancillary Agreements, restrictions required as necessary to qualify this offering as exempt from the registration requirements of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") or any other applicable law, or by the Purchaser.

              3.5 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and the compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (c) result in the imposition of any Security Interest upon any assets of the Company or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

              3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any local, state, federal or foreign court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity") is required on the part of the Company in connection with the offer, issuance, sale and delivery of the Shares, the issuance and delivery

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of the shares of Common Stock issuable upon conversion of the Shares or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, all of which filings are specified in the Disclosure Schedule.

              3.7 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, which (a) questions the validity of this Agreement, the Ancillary Agreements or the right of the Company to enter into any such agreements or (b) might result, either individually or in the aggregate, in a Company Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any Government Entity.

              3.8 Financial Statements. The Company has made available to the Purchaser a complete and accurate copy of (a) the audited balance sheet of the Company at September 30, 2005 and the related audited statements of operations and cash flows for the fiscal year then ended, and (b) the unaudited balance sheet of the Company (the "Balance Sheet") at June 30, 2006 (the "Balance Sheet Date") and the related statements of operations and cash flows for the nine (9) months then ended (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company, present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

              3.9 Absence of Undisclosed Liabilities. The Company does not have any liability (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Balance Sheet, (b) liabilities not in excess of $5,000 in the aggregate, which have arisen since the Balance Sheet Date in the ordinary course of business and (c) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet and which could not, either individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect.

              3.10 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "Exchange Act") and is not so disclosed or that otherwise could reasonably be expected to have a Company Material Adverse Effect.

              3.11 Absence of Changes. Since the Balance Sheet Date, there has been no event or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect.

              3.12 Accountants. The firm of Hansen, Barnett & Maxwell, which has or will express its opinion with respect to the consolidated financial statements to be included or incorporated by reference in the Registration Statement (as defined in Section 7), is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and by the rules of the Public Company Accounting Oversight Board.

              3.13 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted

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accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              3.14 Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

              3.15 Taxes.

                     (a) For purposes of this Agreement: (i) "Tax" or "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any other Governmental Entity, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes and any amendment thereof.

                     (b) The amount shown on the Balance Sheet as provision for Taxes is sufficient in all material respects for the payment of all unpaid Taxes for all periods ending on or before the date thereof. The Company has timely filed or obtained presently effective extensions with respect to all Tax Returns that are or were required to be filed by it, such Tax Returns are complete and accurate in all material respects and all Taxes shown thereon to be due have been timely paid. The Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it and that could reasonably be expected to have a Company Material Adverse Effect. All Taxes that the Company is or was required by law to have withheld or collected have been duly withheld or collected and, to the extent required, have been timely paid to the proper Governmental Entity. The Tax Returns of the Company have not been audited by any Governmental Entity, and no controversy with respect to Taxes is pending or, to the best of the Company's knowledge, threatened. Neither the Company nor, to the knowledge of the Company any of its stockholders, has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation.

                     (c) The Company is not now and has never been a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code and the Treasury Regulations thereunder.

              3.16 Property and Assets. The Company has good and marketable title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any Security Interest other than those the material terms of which are described in the Balance Sheet or in the Disclosure Schedule.

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              3.17 Intellectual Property.

                     (a) The Disclosure Schedule lists (i) each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company and (ii) each Customer Deliverable (as defined below) of the Company.

                     (b) The Company owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the Customer Deliverables and (ii) to operate the Internal Systems (as defined below). The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property (as defined below), and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in the Disclosure Schedule), and, to the best of the Company's knowledge, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property.

                     (c) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity, and neither the marketing, distribution, provision or use of any Customer Deliverables currently under development by the Company will, when such Customer Deliverables are commercially released by the Company, infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any person or entity that exist today. None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. The Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to the Purchaser complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to the Purchaser complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

                     (d) The Disclosure Schedule identifies each license or other agreement pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. Except as described in the Disclosure Schedule, the Company has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Company Intellectual Property.

                     (e) The Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" or "click through" licenses).

                     (f) The Company has not disclosed the source code for any software developed by it, or other confidential information constituting, embodied in or pertaining to such software, to any person or entity, except pursuant to the agreements listed in the Disclosure Schedule, and the Company has taken reasonable measures to prevent disclosure of such source code.

                     (g) All of the copyrightable materials incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent

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contractors of the Company who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

                     (h) The Disclosure Schedule lists all Open Source Materials (as defined below) that the Company has used in any way and describes the manner in which such Open Source Materials have been used by the Company, including, without limitation, whether and how the Open Source Materials have been modified and/or distributed by the Company. Except as set forth in the Disclosure Schedule, the Company has not (i) incorporated any Open Source Materials into, or combined Open Source Materials with, any Customer Deliverables, (ii) distributed Open Source Materials in connection with any Customer Deliverables, or (iii) used Open Source Materials that (with respect to either clause (i), (ii) or (iii) above) (A) create, or purport to create, obligations for the Company with respect to software developed or distributed by the Company or (B) grant, or purport to grant, to any third party any rights or immunities under intellectual property rights. Without limiting the generality of the foregoing, the Company has not used any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works, or (3) redistributable at no charge.

                     (i) To the best of the Company's knowledge, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

                     (j) For purposes of this Agreement, the following terms shall have the following meanings:

                            (i) "Customer Deliverables" shall mean (A) the
products that the Company (1) currently manufactures, markets, sells or licenses or (2) currently plans to manufacture, market, sell or license in the future and
(B) the services that the Company (1) currently provides or (2) currently plans to provide in the future.

                            (ii) "Internal Systems" shall mean the internal
systems of the Company that are used in its business or operations, including, computer hardware systems, software applications and embedded systems.

                            (iii) "Intellectual Property" shall mean all: (A)
patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (B) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (C) copyrights and registrations and applications for registration thereof; (D) mask works and registrations and applications for registration thereof; (E) computer software, data and documentation; (F) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (G) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (H) copies and tangible embodiments thereof.

                            (iv) "Company Intellectual Property" shall mean the
Intellectual Property owned by or licensed to the Company and incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.

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                            (v) "Open Source Materials" shall mean all software
or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution model, including without limitation the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD Licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License.

              3.18 Insurance. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than are customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

              3.19 Material Contracts and Obligations. The Disclosure Schedule sets forth a list of all material agreements or commitments of any nature (whether written or oral) to which the Company is a party or by which it is bound, including without limitation (a) any agreement which requires future expenditures by the Company in excess of $15,000 or which might result in payments to the Company in excess of $15,000, (b) any employment or consulting agreement, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase or similar plan or arrangement, (c) any distributor, sales representative or similar agreement, (d) any agreement with any current or former stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (e) any agreement under which the Company is restricted from carrying on any business anywhere in the world, (f) any agreement relating to indebtedness for borrowed money, (g) any agreement for the disposition of a material portion of the Company's assets (other than for the sale of inventory in the ordinary course of business), (h) any agreement for the acquisition of the business or securities or other ownership interests of another party or (i) any other agreement that is material to the operations, business or finances of the Company. All of such agreements and contracts are duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company. Neither the Company nor, to the best of the Company's knowledge, any other party thereto is in violation or default of any of its obligations under any of the agreements or contracts listed in the Disclosure Schedule.

              3.20 Compliance. The Company has complied with all laws, regulations and orders applicable to its present and proposed business and has all permits and licenses required thereby, except to the extent such a violation could not reasonably be expected to result in or have a Company Material Adverse Effect. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any judgment, decree, order, statute, rule or regulation of any Government Entity applicable to or binding upon the Company, which has or could reasonably be expected to result in or have a Company Material Adverse Effect. To the best of the Company's knowledge, none of the employees of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

              3.21 Corporate Legal Opinion. As a condition to the Purchaser's obligations to purchase the Securities, legal counsel to the Company will deliver one or more legal opinions to the Purchaser in a form reasonably satisfactory to the Purchaser and their counsel.

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              3.22 Employees.

                     (a) All current and former employees of the Company who have or have had access to confidential or proprietary information of the Company have executed and delivered non-disclosure and assignment of inventions agreements and all of such agreements are in full force and effect. All current and former consultants of the Company that have performed development work or provided technical services to the Company or have otherwise had access to confidential or proprietary information of the Company have executed and delivered non-disclosure and assignment of inventions agreements, and all of such agreements are in full force and effect.

                     (b) The Company is not aware that any employee of the Company has plans to terminate his or her employment relationship with the Company. All employees of the Company are engaged by the Company on a full time basis. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other Taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

              3.23 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable laws.

              3.24 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

              3.25 Permits. The Disclosure Schedule sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently or proposed to be conducted, except for those the absence of which could not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

              3.26 Environmental Matters.

                     (a) The Company has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the best of the Company's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" shall mean any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                     (b) The Company has no liabilities or obligations arising from the release of any Materials of Environmental Concern (as defined below) into the environment. For purposes of this Agreement, "Materials of Environmental Concern" shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

                     (c) The Company is not a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

                     (d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

                     (e) Set forth in the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. A complete and accurate copy of each such document has been made available to the Purchaser.

              3.27 SEC Documents. The Company has filed with the Securities and Exchange Commission (the "Commission") all forms, reports, schedules, statements and other documents required to be filed by it since its initial public offering under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Company SEC Documents"). The Company has timely filed with the Commission all Company SEC Documents within the five-year period preceding the date hereof. The Company SEC Documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (and, in the case of any prospectus, in light of the circumstances under which they were made), not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the Company SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the

Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly presented (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments consistent with past practice), in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

              3.28 Non-Public Information. The Company has not disclosed to the Purchaser information that would constitute material non-public information as of the Closing.

              3.29 Disclosures. Neither this Agreement nor any Exhibit hereto, nor any Ancillary Agreement nor any report, certificate or instrument furnished by the Company to any of the Purchaser or its counsel in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Each projection furnished was prepared in good faith based on reasonable assumptions and represents the Company's best estimate of future results based on information available as of the date of such projections.

              3.30 Use of Purchaser Name. Except as may be required by applicable law or regulation, the Company shall not use the Purchaser's name in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

         4. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

              4.1 Investment. The Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

              4.2 Accredited Investor. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

              4.3 Authority. The Purchaser has full power and authority to enter into and to perform this Agreement and the Ancillary Agreements in accordance with their terms. If the Purchaser is a corporation, limited liability company, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

              4.4 Disclosure and Experience. Such Purchaser has carefully read and reviewed the information, representations, and risks concerning the Company contained in this Agreement, any Ancillary Agreement, and any exhibits or schedules thereto or documents incorporated by reference therein, including but not limited to those set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-KSB and in the Company's registration statement on Form SB-2 (SEC File No. 333-137814). The officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and such Purchaser is able financially to bear the risks thereof.

              4.5 No Outside Representations. The Purchaser acknowledges that it is not relying upon statements or representations by any person, firm or corporation, other than the Company, in making its decision to invest in the Company.

              4.6 Risk Factors. The Purchaser agrees and acknowledges that it has been informed about and fully understands that there are risks associated with an investment in the Company. Such risks may include, but not necessarily be limited to, the risk that investment in the shares may be illiquid (as there can be no guarantee that the registration statement to be filed will be declared effective by the SEC), and that the Company may use the proceeds from the offering in a way with which the investors may not agree, as well as the risk factors set forth in the Company's public periodic filings, including filings on Forms 10-KSB and 10-QSB. By signing below, the Purchaser acknowledges that it has read or reviewed such public periodic filings, and recognizes and acknowledges that an investment in the Company includes certain risks, not limited to those listed herein and in the Company's public periodic filings.

              4.7 Sole Party in Interest. The Purchaser represents and warrants that it is the sole and true party in interest with respect to the Shares being issued to it.

              4.8 Investment Purpose. The Purchaser represents and warrants that it is acquiring the Shares for its own account, for investment purposes, and not for the account or benefit of any other person or entity or for or with a view to resale or distribution thereof, and it has no present intention to effect any distribution of the Shares, provided that the disposition of the Shares owned by such Purchaser shall at all times be and remain within its control, subject to the provisions of this Agreement and the Ancillary Agreements.

              4.9 Knowledge and Experience. The Purchaser is experienced in evaluating and making speculative investments, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company. The Purchaser understands that an investment in the Company is speculative and has concluded that its proposed investment is appropriate in light of its overall investment objectives and financial situation.

              4.10 Disclosure; Access to Information. The Purchaser has received, read and understands this Agreement; that all documents, records, books and other information pertaining to its investment in the Company requested by it have been made available for inspection and copying and there are no additional materials or documents that have been requested by it that have not been made available by or on behalf of the Company; and that it further acknowledges that the Company is subject to the periodic reporting requirements of the Exchange Act, and it has reviewed or received copies of any such reports that have been requested by it. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has received and reviewed copies of the following documents and materials, all of which are incorporated herein by reference: (a) Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 (the "2005 10-KSB"); (b) Quarterly Reports on Form 10-QSB for the quarters ended December 31, 2005, March 31, 2006, and June 30, 2006 (the "10-QSBs"); and (c) the Company's Proxy Statement, dated June 6, 2006, for the Company's 2006 Annual Meeting of Shareholders held on July 10, 2006 (the "2006 Proxy Statement").

              4.11 Accuracy of Representations and Information. All representations made by the Purchaser in this Agreement, and all information provided by it to the Company concerning it, are correct and complete in all material respects as of the date hereof, and further that if there is any material change in such information before the Closing Date and the issuance of the Shares, it promptly will provide such information to the Company.

              4.12 Tax Matters. The Purchaser represents and warrants that it has reviewed and understands the U.S. federal and any applicable state income tax aspects of its purchase of the Shares, and has received such advice in this regard as it deems necessary from qualified sources such as attorneys, tax advisors or accountants, and is not relying on any representative or employee of the Company for such advice.

              4.13 Manner of Sale. The Purchaser represents and warrants that at no time was such Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

              4.14 Liquidity. The Purchaser presently has sufficient liquid assets to pay the Purchase Price for all Shares to be purchased by it hereunder, has adequate means of providing for its current needs and contingencies and has no need for liquidity in its investment in the Company or for a source of income from the Company and is capable of bearing the economic risk and the burden of the investment contemplated by this Agreement including, but not limited to, the possibility of the complete loss of the value of the Shares and the limited transferability of the Shares, which may make the liquidation of the Shares impossible in the near future.

              4.15 Absence of Conflicts. Neither the execution and delivery of this Agreement or any other agreement or instrument to be executed in connection therewith, nor the consummation of the transactions contemplated thereby and compliance with the requirements thereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Purchaser, or the provision of any indenture, instrument or agreement to which it is a party or is subject, or by which it or any of its properties is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by or to it to any third party, or require the approval of any third party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which it is subject or to which any of its properties, operations or management may be subject. If the Purchaser is, or is purchasing Shares on behalf of, a mutual fund, venture capital fund, investment partnership, or other entity formed for the purpose of group investing on behalf of fund equity owners (an "Investment Fund"), the Purchaser has made its own determination of the suitability of an investment in Shares for the Investment Fund and an investment in Shares satisfies all diversification, liquidity and other requirements applicable to an investment by such Investment Fund.

         5. Transfer of Shares.

              5.1 Restricted Shares. "Restricted Shares" means (a) the Shares, and (b) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

              5.2 Requirements for Transfer.

                     (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                     (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by the Purchaser to an Affiliated Party (as such term is defined below) of such Purchaser, (ii) a transfer by the Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or (iii) a transfer by the Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this

Section 5 to the same extent as if it were the original Purchaser hereunder, or
(iv) a transfer made in accordance with Rule 144 under the Securities Act. For purposes of this Agreement "Affiliated Party" shall mean, with respect to the Purchaser, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including, without limitation, any general partner, officer or director of such Purchaser and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Purchaser.

              5.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

              5.4 Rule 144 Information. The Company agrees to use its commercially reasonable efforts to (a) make and keep current public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
(b) file with the United States Securities and Exchange Commission (the "SEC") in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at all times from and after the date hereof; and (c) furnish to the Purchaser upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing such Purchaser to sell any such securities without registration.

              5.5 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Restricted Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares for trading through PORTAL. The Company's obligations under this Section shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

         6. Indemnification.

              6.1 The Company hereby agrees to indemnify, defend and hold harmless the Purchaser and its respective affiliates, directors, officers, trustees, employees and representatives (any of the foregoing, a "Purchaser Indemnified Party"), from and against any and all causes of actions, suits, losses, liabilities, claims, obligations, damages, deficiencies, costs and expenses, fines or penalties, including interest, reasonable attorneys' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing ("Losses") suffered, sustained, incurred or required to be paid by any such Purchaser Indemnified Party due to, based upon or arising out of any
(i) misrepresentation or breach of a representation, warranty or covenant of the Company contained in this Agreement or in the Ancillary Documents; (ii) untrue statement or alleged untrue statement of any material fact contained in a Registration Statement (as defined in Section 7 below) or any other registration statement contemplated by this Agreement, or any amendment or supplement thereof, or out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the Company will not be liable in any such case if and to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser Indemnified Party, its directors, officers, employees or agents in writing specifically for use in the Registration Statement or such other registration statement, as applicable); and (iii) violation by the Company of any rule or regulation promulgated under the Securities Act or Exchange Act applicable to the Company in connection with any registration, qualification, or compliance of the Shares under Section 7 of this Agreement. The Company shall pay each Purchaser Indemnified Party, in cash, for all Losses.

              6.2 The Purchaser hereby agrees to indemnify, defend and hold harmless the Company and its affiliates, directors, officers, trustees, managers, employees and representatives (any of the foregoing, a "Company Indemnified Party"), from and against any Losses suffered, sustained, incurred or required to be paid by any such Company Indemnified Party due to, based upon or arising out of any material inaccuracy in, or any material breach of, a representation or warranty of such Purchaser contained in this Agreement.

              6.3 To the extent that this Section 6 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Losses which is permissible under applicable law.

         7. Registration Rights.

              7.1 The Company agrees that, not later than ten (10) days after the Company files with the Commission its Annual Report on Form 10-KSB (the "Filing Deadline"), which shall be filed as soon as possible after September 30, 2006, but in no event later than ninety (90) days after September 30, 2006 and shall meet the criteria specified in respect of the Company SEC Reports (and financial statements contained therein) as set forth in Section 3.27 of this Agreement, the Company will file with the Commission, on Form SB-2 or such other form as is available to the Company, a registration statement (the "Registration Statement") with respect to all of the Shares and the shares issuable upon exercise of the Warrants (the "Warrant Shares"), to register the resale by the Purchaser of the Shares and the Warrant Shares. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective within thirty (30) days after the date of the initial filing of the Registration Statement, and in any event as promptly as possible after such initial filing date. If the SEC provides comments to the Registration Statement, the Company will respond to such comments within the shortest time reasonably possible, and in any event within ten (10) business days of receipt of such comments. The Company will use its commercially reasonable efforts to cause the Registration Statement to be continuously effective under the Securities Act until the earliest of: (i) when all such Shares and Warrant Shares are sold by the Purchaser; and (ii) when all of the Shares and Warrant Shares become eligible for resale under Rule 144(k) (or any successor provision then in force) under the Securities Act (the "Effectiveness Period"). The Registration Statement, when declared effective (including the documents incorporated therein by reference), will comply as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              7.2 The parties hereby agree that in the event that (a) the Company does not file the Registration Statement by the Filing Deadline, (b) the Company does not respond to any SEC comments within ten (10) days of receipt thereof or (c) the Registration Statement is not declared effective within one hundred (100) days of the initial filing date of the Registration Statement, the Company shall issue to the Purchaser, as liquidated damages and not as a penalty, an additional number of shares equal to five percent (5%) of the aggregate number of Shares purchased by such Purchaser hereunder. The parties further agree that (i) for the thirty- (30-) day period which begins on the thirty-first (31st) day following the Filing Deadline, and for each successive thirty- (30-) day period, during which the Company has not filed the Registration Statement, the Company shall issue to the Purchaser, as liquidated damages and not as a penalty, an additional number of shares equal to five percent (5%) of the aggregate number of Shares purchased by such Purchaser hereunder; and (ii) for the thirty- (30-) day period which begins on the one hundred first (101st) day following the filing of the Registration Statement, and for each successive thirty- (30-) day period during which the Registration Statement is not effective, the Company shall pay to the Purchaser, in immediately available funds, as liquidated damages and not as a penalty, an amount equal to five percent (5%) of the aggregate Purchase Price paid by such Purchaser in accordance with Section 1.2 hereof.

              7.3 If the Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose, and such suspension shall not be lifted or failure shall not be remedied within sixty (60) business days, by the filing of a post-effective amendment to the Registration Statement or otherwise, then, on the sixty-first (61st) day thereafter and for each successive thirty- (30-) day period thereafter until such suspension is lifted or such failure is remedied, the Company shall pay to the Purchaser, in immediately available funds, as liquidated damages and not as a penalty, an amount equal to five percent (5%) of the amount of the Purchase Price paid by such Purchaser corresponding to the number of shares held by such Purchaser at the time that the Registration Statement ceases to be effective or fails to be usable for its intended purpose. For example, assume that a hypothetical Purchaser pays an aggregate purchase price of $130,000, and purchases 100,000 shares, and then sells 50,000 of those shares. If the Registration Statement then ceases to be effective as set forth above, the amount of liquidated damages will be five percent (5%) of $65,000 (the purchase price relating to the remaining 50,000 shares held by the Purchaser), or $3,250 (65,000 x 0.05 = 3,250).

              7.4 If at any time within two years from the date of Closing, the Company proposes to file (i) a prospectus supplement to an effective shelf registration statement, including the Registration Statement, or (ii) any other registration statement in an underwritten offering for its own account, then, as soon as practicable, the Company shall give notice of such proposed offering or filing to the Purchaser and such notice shall offer such Purchaser the opportunity to include in such underwritten offering or other registration statement such number of Shares as such Purchaser may request in writing.

              7.5 The Company will pay all costs, fees and expenses incurred in connection with the Company's compliance under this Section 7 to effect the registration of the Shares, including, without limitation, in connection with the preparation, filing and maintenance of the Registration Statement.

         8. Right of First Refusal.

              8.1 For a period of 180 days after the date of this Agreement (the "Right of First of Refusal Period"), the Company shall not, directly or indirectly, without the prior written consent of the Purchaser, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition ) any of its securities or enter into an agreement or arrangement with any other person regarding the foregoing (a "Subsequent Financing") without first providing the Purchaser the option and right of first refusal to invest in or otherwise provide (or cause its designee to provide) such Subsequent Financing (the "Right of First Refusal"), provided that this Right of First Refusal applies only to Subsequent Financings (or a portion thereof, if applicable) until they have generated aggregate net proceeds to the Company of Thirty Million Dollars ($30,000,000).

              8.2 Notwithstanding Section 8.1, the Right of First Refusal shall not be applicable to (i) the granting of options or warrants to the Company's employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon conversion or exercise of any currently outstanding preferred stock, warrants, or options, (iii) shares issued in connection with the capitalization or creation of a joint venture with a strategic partner (a Person whose business is primarily that of investing and selling of securities shall not be deemed a strategic partner), (iv) shares issued to pay part or all of the purchase price for the acquisition by the Company of a Person (which, for purposes of this clause (iv), shall not include an individual or group of individuals) and (v) shares issued in a bona fide public offering by the Company of its (and not of any of its stockholders') securities.

              8.3 The Company hereby agrees that in the event that the Company does plan to initiate a Subsequent Financing, the Company shall deliver to the Purchaser a written notice (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing shall be effected, and attached to which shall be a term sheet or similar document relating thereto. Within fourteen (14) days of the Purchaser's receipt of the Subsequent Financing Notice, the Purchaser shall notify the Company of its willingness to enter into or otherwise provide (or to cause its designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. Promptly thereafter the parties shall negotiate in good faith regarding the Purchaser's and/or its designed participation in the Subsequent Financing. If the Purchaser shall fail to so notify the Company within the fourteen (14) day period, or the parties fail to reach agreement pursuant to such negotiation within forty-five (45) days of the date of the Purchaser's receipt of the Subsequent Financing Notice, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice; provided, that the Company shall provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser shall again have the right of first refusal set forth in this Section 8 (regardless of whether the Right of First Refusal Period has lapsed), if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within ninety (90) trading days after the date of the initial Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice.

         9. Marketing and Distribution Right.

              9.1 During the two-year period following the date hereof (the "Distribution Right Period"), the Company shall not Market or Distribute, or enter into any agreement or contract or otherwise make arrangements with another Person (whether or not an Affiliate) to Market or Distribute, any of its [products or services] ("Products") anywhere in Europe or Asia (the "Territories", which shall not include the United Kingdom or the Republic of Ireland, as to which the Company shall retain all marketing and distribution rights), except in accordance with this Section 9. For purposes of this Section 9, the term "Distribute" shall refer to all activities relating to the distribution, storage, and handling of Products, and the term "Market" shall refer to all activities relating to the advertising, promotion and other marketing of Products.

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

              9.2 The Company hereby agrees that in the event that the Company determines to Market and/or Distribute its Products in any Territory during the Distribution Right Period, the Company shall deliver to the Purchaser a written notice (the "Distribution Proposal") of such determination, which Distribution Proposal shall describe in reasonable detail the proposed terms on which it intends to Market and/or Distribute the Products, the relevant Territories, the Person (if other than the Company) who would effect such Marketing and/or Distribution and an indication of whether the terms of the Distribution Proposal have been proposed by such other Person (in which case such Distribution Proposal shall attach any term sheet or other proposal form provided by such Person). Within thirty (30) days of receipt of a Distribution Proposal, the Purchaser shall notify the Company of its willingness to enter into an arrangement (a "Distribution Agreement"), subject to completion of mutually acceptable documentation, to Market and/or Distribute the Products in one or more of the relevant Territories on substantially the terms set forth in the Distribution Proposal. Upon receipt of such notice, the Company shall thereafter exclusively negotiate with the Purchaser to agree upon the terms of a Distribution Agreement, which shall include, without limitation, a right of the Purchaser to assign, delegate or sublicense its rights to a third party (subject to the approval of the Company, which shall not be unreasonably withheld). The parties shall negotiate in good faith over the sixty (60) days following the date of the notice from the Purchaser to agree upon and enter into a Distribution Agreement. If within such sixty (60) day period the parties have not agreed upon final terms for a Distribution Agreement, the Purchaser shall have a further seven (7) days to make a final offer to the Company (the "Final Offer"). The Company may accept the Final Offer at any time prior to the expiration of ninety (90) days after the date of the Final Offer.

              9.3 If (a) the Purchaser does not respond to a Distribution Proposal and/or declines the right to negotiate with respect to one or more Territories specified in such Distribution Proposal within the thirty (30) day period specified in Section 9.2 or (b) the parties do not agree upon final terms of a Distribution Agreement within the sixty (60) day negotiation period specified in Section 9.2, the Company shall thereafter be free to negotiate with other Persons regarding Marketing and/or Distribution arrangements in the relevant Territories; provided, however, that the Company shall not accept terms that are less favorable to the Company than the Distribution Proposal or Final Offer, as applicable; and provided, further, that prior to entering into a binding agreement on such terms the Company shall deliver to the Purchaser a written notice (the "Final Distribution Proposal"), and the Purchaser may, by notice given to the Company not later than five (5) days after receipt of the Final Distribution Proposal, agree to the terms set forth therein, and the Company shall enter into a Distribution Agreement on such terms with the Purchaser in lieu of any agreement with another Person.

         10. Miscellaneous.

              10.1 Successors and Assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by such Purchaser to (a) any person or entity to which Shares are transferred by such Purchaser, or (b) to any affiliate, partner, member, stockholder or subsidiary of such Purchaser, and, in each case, such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that each such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. The Company may not assign its rights under this Agreement.

              10.2 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closings of the transactions contemplated hereby.

              10.3 Brokers. The Company and the Purchaser each (a) represents and warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (b) will indemnify and save the other parties harmless from and

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

against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

              10.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

              10.5 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

              10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof), as to all other matters.

              10.7 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

                  If to the Company, at

                  RemoteMDx, Inc.
                  150 West Civic Center Drive
                  Suite 400
                  Sandy, Utah 84070
                  Attn:  Michael G. Acton
                  Telephone No.:  (801) 563-7171
                  Facsimile No.:  (801) 451-6281

                  With a copy (which shall not constitute notice), to

                  Durham Jones & Pinegar, P.C.
                  111 East Broadway, Suite 900
                  Salt Lake City, Utah 84111
                  Attn:  Wayne D. Swan
                  Telephone No.:  (801) 415-3000
                  Facsimile No.:  (801) 415-3500

                  If to a Purchaser, at

                  VATAS Holding GmbH
                  Friedrichstrasse 95
                  10117 Berlin
                  Germany

                  With a copy (which shall not constitute notice), to

                  Morrison & Foerster
                  City Point
                  One Ropemaker Street
                  London EC2Y 9AW
                  United Kingdom
                  Attn:  Kristian Wiggert
                  Telephone No.:  +44 (0)20 7920 4000
                  Facsimile No.:  +44 (0)20 7496 8500

         Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

              10.8 Complete Agreement. This Agreement (including its Exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

              10.9 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of both the Company and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

              10.10 Press Release. The parties hereby agree that they will work together to prepare and issue a joint press release announcing the investment in the Company by the Purchaser, and that the parties anticipate that such announcement shall be made on ____________, November ___, 2006.

              10.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

              10.12 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

              10.13 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.


                  -Remainder of Page Intentionally Left Blank-

         Executed as of the date first written above.

                                     COMPANY:

                                     REMOTEMDX, INC.



                                     _______________________________

                                     By: ____________________________



                                     PURCHASER:

                                     VATAS HOLDING GMBH



                                     ______________________________

                                     By:___________________________

                                     Name: ________________________

                                     Title: _________________________




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
                                    EXHIBIT A
                                    ---------

                                 Form of Warrant
















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